UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2013

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Harvest Natural Resources, Inc. (the “Company”) has not filed its Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) in a timely manner because of a restatement of financial statements for prior periods. The 2012 Form 10-K was due April 2, 2013 after giving effect to a fifteen-day extension under Rule 12b-25 promulgated under the Securities Exchange Act of 1934, as amended. The Company currently expects to file the 2012 Form 10-K with the Securities and Exchange Commission as soon as reasonably practicable.

As a result, on April 4, 2013, the Company received from NYSE Regulation, Inc. (the “NYSE”) a notice of failure to satisfy a continued listing rule or standard and related monitoring. The notice informed the Company that, as a result of the Company’s failure to timely file its 2012 Form 10-K with the Securities and Exchange Commission in accordance with Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual, the Company is subject to the procedures specified in that Section.

Under the Section 802.01E procedures, the NYSE will monitor the status of the filing of the 2012 Form 10-K and related public disclosures for up to a six-month period from its due date. If the Company has not filed the 2012 Form 10-K within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months pending the filing of the 2012 Form 10-K prior to commencing suspension or delisting procedures, depending on the Company’s specific circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: April 10, 2013

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel